UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 11, 2011

BURGER KING HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32875 (Commission File Number)	75-3095469 (IRS Employer Identification No.)

5505 Blue Lagoon Drive
Miami, Florida
(Address of Principal Executive Offices)
33126
(Zip Code)

(305) 378-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On April 14, 2011, Burger King Holdings, Inc. (the “Company”) announced the following operational information regarding the quarter ended March 31, 2011:

	For the
	Three Months Ended
	March 31,
	2011	2010
	(In constant currencies)
Company Comparable Sales Growth:
U.S. and Canada	(6.0)%	(4.0)%
EMEA / APAC	4.7%	(3.9)%
Latin America	(4.3)%	(5.2)%
Total Company Comparable Sales Growth	(3.6)%	(4.0)%
Franchise Comparable Sales Growth:
U.S. and Canada	(6.0)%	(6.4)%
EMEA / APAC	1.4%	1.7%
Latin America	4.5%	(1.4)%
Total Franchise Comparable Sales Growth	(2.8)%	(3.7)%
Comparable Sales Growth:
U.S. and Canada	(6.0)%	(6.1)%
EMEA/APAC	1.7%	1.1%
Latin America	4.0%	(1.6)%
Total System-wide Comparable Sales Growth	(2.8)%	(3.7)%

Comparable sales growth refers to the change in restaurant sales in one period from the same period in the prior year for restaurants that have been open for 13 months or longer as of the end of the most recent period. The Company experienced negative system-wide comparable sales growth of 2.8% (in constant currencies) for the three months ended March 31, 2011, compared to negative system-wide comparable sales growth of 3.7% (in constant currencies) for the same period last year, driven primarily by negative comparable sales growth in the U.S. and Canada, partially offset by positive comparable sales growth in EMEA/APAC and Latin America for the period. Negative comparable sales in the U.S. and Canada of 6.0% (in constant currencies) were largely due to lower traffic compared to the prior period, when traffic was supported by value promotions, such as the Company’s 1/4 1b. Dollar Double Cheeseburger promotion. Positive comparable sales growth in EMEA/APAC was driven by positive results in Germany, Turkey, Australia and China, partially offset by negative comparable sales growth in the U.K. and Spain. Positive comparable sales growth in Latin America was primarily due to positive results in Brazil and Argentina, partially offset by negative comparable sales growth in Mexico.
The Company is still in the process of closing its books for the first quarter and plans to report results and file its Form 10-Q with the Securities and Exchange Commission by mid-May, 2011. However, the Company expects to see an improvement in Adjusted EBITDA for the first quarter of 2011 compared to the same period last year, with the benefits of the recently completed global restructuring and its zero based budgeting (ZBB) program more than offsetting the impact of negative comparable sales growth. The Company expects a decrease in global general and administrative expenses on an annual run rate basis as a result of its global restructuring and ZBB implementation of $85 million to $110 million, which represents 18% to 24% of Adjusted EBITDA for the 12-month period ended December 31, 2010.
In addition, the Company provided the information furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)	Election of Director
On April 11, 2011, the Board of Directors of the Company elected Peter Tan as a new director of the Company, effective April 19, 2011. Mr. Tan currently serves as the Chief Executive Officer of BK AsiaPac Pte. Ltd., an indirect subsidiary of the Company. As an employee of the Company, Mr. Tan will not receive any additional compensation for his services as a director.
There are no arrangements or understanding between Mr. Tan and any other persons pursuant to which Mr. Tan was selected as a director, and the Company has not entered into any transactions with Mr. Tan that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Fourth Quarter ended December 31, 2010 Financial Update

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING HOLDINGS, INC.
By:	/s/ Daniel S. Schwartz
Daniel S. Schwartz
Chief Financial Officer

Date: April 14, 2011